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                                                                Exhibit 8(a)-1.9


              SUPPLEMENT TO CUSTODY, TRANSFER AGENCY AND REGISTRAR
                        AND SUB-ADMINISTRATION AGREEMENTS

                                 March 17, 1995


         Sierra Trust Funds, a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts (the "Company"), hereby supplements its Custody Agreement, dated July 7, 1989, as amended, with Boston Safe Deposit and Trust Company ("Custodian") and its Transfer Agency and Registrar Agreement dated as of January 1, 1992, as amended, with Sierra Fund Administration Corporation and Sierra Fund Administration Corporation, hereby supplements its Sub-Administration Agreement, dated July 7, 1989, as amended, with The Shareholder Services Group, Inc., a subsidiary of First Data Corp., as assignee of The Boston Company Advisors, Inc., each to provide those services described in the above-mentioned agreements to the Target Maturity 2002 Fund (the "New Portfolio"). Fees to be paid to the Custodian, Transfer Agent and Sub-Administrators will be assessed and paid out in accordance with the effective fee letter among all such parties.

         Limitation of Liability. This Supplement has been executed on behalf of the Company by the undersigned officer of the Company in his capacity as an officer of the Company. The obligations of this Supplement shall be binding only upon the assets and property of the New Portfolio affected and not upon the assets and property of any other portfolio of the Company and shall not be binding upon any Trustee of the Company, officer of the Company or shareholder of the New Portfolio and/or the Company individually.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their officers designated below as of the 17 day of March, 1995.


SIERRA TRUST FUNDS                      SIERRA FUND ADMINISTRATION
                                        CORPORATION



By:     /s/ F. BRIAN CERINI             By:    /s/ KEITH B. PIPES
    ------------------------------          ---------------------------------
    Authorized Signature                    Authorized Signature


BOSTON SAFE DEPOSIT AND TRUST           THE SHAREHOLDER SERVICES
COMPANY                                 GROUP, INC., A SUBSIDIARY OF
                                        FIRST DATA CORP.



By:    /s/ ELLEN M. FURLONG             By:      /s/  [SIG]
    ------------------------------          ---------------------------------
    Authorized  Signature                   Authorized  Signature